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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2005

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

            NEW JERSEY              0-19777             22-3103129
         (State or other       (Commission File        (IRS Employer
         jurisdiction of            Number)           Identification
          incorporation)                                  Number)

                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

DUSA Pharmaceuticals, Inc. ("DUSA") issued a press release on January 3, 2006, attached to and made a part of this report as Exhibit 99, announcing that it had signed a definitive Merger Agreement ("Merger Agreement") to acquire all of the common stock of Sirius Laboratories, Inc. ("Sirius") of Vernon Hills, Illinois in exchange for cash and common stock of DUSA worth up to $30,000,000. The parties intend that the transaction be structured as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended. Sirius is a privately held dermatology specialty pharmaceuticals company founded in 2000 with a primary focus on the treatment of acne vulgaris and acne rosacea. The Merger Agreement was signed by DUSA, Sirius and certain shareholders of Sirius on December 30, 2005.

Of the $30,000,000, $8,000,000 less certain expenses will be paid in cash upon closing, $17,000,000 will be paid in shares of DUSA's common stock also on closing, $3,000,000 of which will be subject to escrow, and up to $5,000,000 in cash or common stock may be paid based on a combination of new product approvals or launches and the achievement of certain pre-determined total cumulative sales milestones for Sirius products. The number of shares of DUSA common stock is based on DUSA's average closing price during the twenty (20) trading days preceding the public announcement of the Merger Agreement or the last twenty (20) trading days in the month in which the trigger of a milestone occurs, if applicable. The parties intend that the DUSA shares will be issued as a private placement pursuant to Regulation D. Closing of the transaction is expected in the first quarter of 2006.

Further, the Merger Agreement provides for certain conditions precedent to closing, including, but not limited to, (i) the approval of the transaction and the terms and conditions of the Merger Agreement by the Sirius shareholders,
(ii) the receipt by DUSA of audited financial statements of Sirius for the fiscal years ended 2003, 2004 and 2005, and (iii) the determination by DUSA that the third party manufacturing and distribution facilities used by Sirius to manufacture or distribute its products, as the case may be, are in material compliance with all applicable legal requirements and that the third party manufacturing facilities have the reasonable capability of continuing to manufacture Sirius' products in compliance with cGMP. In addition, the Merger Agreement provides DUSA, Sirius and certain Sirius shareholders with the right to terminate the Merger Agreement under certain circumstances. The parties have also made customary representations, warranties and covenants in the Merger Agreement.

The securities to be issued by DUSA in the transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. While certain of the DUSA shares will be subject to lock-up provisions for a period of time, DUSA has agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission following the closing for purposes of registering the resale of the common stock issued in the transaction.

This report shall not constitute an offer to sell or the solicitation of an offer to sell or the offer to buy or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or in which there is no applicable exemption from such registration or qualification requirements. No offering of securities shall
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be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an applicable exemption therefrom.

Except for historical information, this report, including the attached exhibit, contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the closing of the transaction, beliefs regarding synergies between the companies, expectations for product offerings and pipeline opportunities, the payment of the consideration, the intention to lock-up certain shares, the expansion of DUSA's dermatology focus, and expectations for a stronger entity. Furthermore, the factors that may cause differing results include the uncertainties of completing the transaction, the marketplace acceptance of the products, product development risks, reliance on third party manufacturers, other risks identified in DUSA's SEC filings from time to time.

ITEM 9.01 - FINANCIAL STATEMENT AND EXHIBITS.

Item No.    Description
--------    -----------
99          Press Release, dated January 3, 2006

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DUSA PHARMACEUTICALS, INC.



Dated: January 4, 2006                    By: /s/ D. Geoffrey Shulman
                                              ----------------------------------
                                              D. Geoffrey Shulman, MD, FRCPC
                                              Chairman of the Board and Chief
                                              Executive Officer
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                                  EXHIBIT INDEX

Item No.    Description
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
99          Press Release, dated January 3, 2006